Exhibit 99.3
Consolidated and Combined Financial Statements
(Expressed in United States dollars)
SYSCON JUSTICE SYSTEMS
CANADA LIMITED (BC)
Six months ended December 31, 2006
Year ended June 30, 2006

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have audited the accompanying consolidated balance sheet of Syscon Justice Systems Canada Limited (BC) and subsidiaries (the Company) as of June 30, 2006, and the related consolidated statements of earnings (loss), stockholders’ deficiency, and cash flows for the period June 2, 2006 to June 30, 2006. In addition, we have audited the combined statements of earnings (loss), stockholders’ deficiency, and cash flows of the predecessor to the Company for the period July 1, 2005 to June 1, 2006. These consolidated and combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2006 and the results of their operations and their cash flows for the period June 2, 2006 to June 30, 2006 and the results of operations and cash flows of the predecessor to the Company for the period July 1, 2005 to June 1, 2006, in conformity with accounting principles generally accepted in the United States of America.
Chartered Accountants
Vancouver, Canada
April 30, 2007

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Consolidated Balance Sheets
(Expressed in United States dollars)

	December 31,	June 30,
	2006	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$7,211,592	$10,951,901
Accounts receivable, net of allowance of $290,806 (2006 - $258,829) (note 4)	2,337,571	1,051,863
Unbilled revenue	396,189	479,888
Value-added and income taxes receivable	1,001,838	245,571
Prepaid expenses	466,865	470,048
Other	114,266	119,303

	11,528,321	13,318,574
Due from related parties (note 5)	4,057,262	4,271,767
Property and equipment (note 6)	674,749	714,788
Fair value of acquired contracts (note 3)	3,108,361	4,953,313
Intellectual property (note 15)	6,429,938	7,262,942

	$25,798,631	$30,521,384

Liabilities and Stockholder’s Deficiency

Current liabilities:
Accounts payable and accrued liabilities	$1,502,651	$1,818,207
Employee profit sharing payable	—	1,181,086
Deferred revenue	1,421,482	2,129,669
Income taxes payable	—	1,074,080
Deferred income taxes	154,937	98,091
Loans payable (note 7)	6,997,931	7,433,842
Due to related parties (note 8)	4,853,219	5,025,374

	14,930,220	18,760,349
Due to related parties (note 8)	1,827,655	1,836,181
Promissory note payable (note 9)	6,135,233	6,405,662
Deferred income taxes	3,343,013	3,590,331

	26,236,121	30,592,523
Stockholder’s deficiency:
Common stock, nil par value, 100,000 authorized shares	45	1
Deficit	(372,362)	(72,044)
Accumulated other comprehensive income (loss)	(65,173)	904

	(437,490)	(71,139)
Operations (note 1)
Commitments and contingencies (note 12)
Subsequent event (note 16)

	$25,798,631	$30,521,384

See accompanying notes to consolidated and combined financial statements.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Consolidated and Predecessor Combined Statements of Earnings (Loss)
(Expressed in United States dollars)

			Consolidated	Combined
	Six months ended		period from	period from
	December 31,		June 2, 2006	July 1, 2005
	Consolidated	Combined	to June 30,	to June 1,
	2006	2005	2006	2006
	(Unaudited)	(Unaudited)		(Predecessor)
		(Predecessor)
Revenue	$10,476,938	$7,391,863	$1,580,460	$17,906,221
Cost of service	7,435,655	4,295,405	979,600	10,032,552
Bad debt expense	—	118,259	35,847	377,258

Total cost of service	7,435,655	4,413,664	1,015,447	10,409,810
Expenses:
Selling, general and administration	1,538,533	840,201	123,979	2,048,914
Professional fees	431,166	242,536	13,321	681,328
Employee profit sharing	—	—	226,806	1,152,118
Depreciation and amortization	796,645	338,332	118,807	557,766
Impairment of software	78,207	—	—	400,000

	2,844,551	1,421,069	482,913	4,840,126

Earnings before undernoted	196,732	1,557,130	82,100	2,656,285
Interest and bank charges	731,168	38,793	140,320	50,609

Earnings (loss) before income taxes	(534,436)	1,518,337	(58,220)	2,605,676
Income taxes:
Current	(214,982)	757,010	9,534	1,243,355
Deferred	(19,136)	187,784	4,290	164,964

	(234,118)	944,794	13,824	1,408,319

Net earnings (loss)	$(300,318)	$573,543	$(72,044)	$1,197,357

See accompanying notes to consolidated and combined financial statements.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Consolidated and Predecessor Combined Statements of Stockholders’ Deficiency
(Expressed in United States dollars)

						Accumulated
					Retained	other
	Common stock		Preferred shares		earnings	comprehensive
	Number	Amount	Number	Amount	(deficit)	income	Total
Predecessor
Balance, July 1, 2005	10,802	$751	26	$26	$(1,781,164)	$(30,127)	$(1,810,514)
Net earnings	—	—	—	—	573,543	—	573,543
Foreign currency translation		—	—	—	—	81,889	81,889

Comprehensive income							655,432

Balance, December 31, 2005	10,802	751	26	26	(1,207,621)	51,762	(1,155,082)
Net earnings	—	—	—	—	623,814	—	623,814
Foreign currency translation	—	—	—	—	—	(40,150)	(40,150)

Comprehensive income							583,664
Issuance of shares	—	—	—	—	—	—	—

Balance, June 1, 2006	10,802	$751	26	$26	$(583,807)	$11,612	$(571,418)

Consolidated
Balance, June 2, 2006	1,800	$1	—	$—	$—	$—	$1
Net loss		—	—	—	(72,044)	—	(72,044)
Foreign currency translation	—	—	—	—	—	904	904

Comprehensive loss							(71,140)

Balance, June 30, 2006	1,800	1	—	—	(72,044)	904	(71,139)
Net loss		—	—	—	(300,318)	—	(300,318)
Foreign currency translation	—	—	—	—	—	(66,077)	(66,077)

Comprehensive loss							(366,395)
Issuance of shares to shareholder on exchange of interest	1,800	44	—	—	—	—	44

Balance, December 31, 2006 (unaudited)	3,600	$45	—	$—	$(372,362)	$(65,173)	$(437,490)

See accompanying notes to consolidated and combined financial statements.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Consolidated and Predecessor Combined Statements of Cash Flows
(Expressed in United States dollars)

			Consolidated	Combined
	Six months ended		period from	period from
	December 31,		June 2, 2006	July 1, 2005
	Consolidated	Combined	to June 30,	to June 1,
	2006	2005	2006	2006
	(Unaudited)	(Unaudited)		(Predecessor)
		(Predecessor)
Cash provided by (used in):
Operating activities:
Net earnings (loss)	$(300,318)	$573,543	$(72,044)	$1,197,357
Items not involving cash:
Depreciation and amortization	796,645	338,332	118,807	557,766
Deferred income taxes	(19,136)	187,784	4,290	164,964
Interest accretion	129,100	—	18,371	—
Impairment of software	78,207	—	—	400,000
Amortization of fair value of acquired contracts	1,844,952	—	377,042	—
Change in non-cash working capital items, net of business acquired (note 14)	(5,228,965)	(544,972)	(861,184)	8,203,917

	(2,699,515)	554,687	(414,718)	10,524,004
Financing activities:
Repayment of notes payable	(133,000)	—	—	—
Proceeds from loan payable	—	—	7,313,842	—

	(133,000)	—	7,313,842	—
Investing activities:
Cash assumed in acquisition, net	—	(934,000)	7,236,302	(934,000)
Purchase of property and equipment	(260,044)	(105,268)	—	(625,942)
Advances to related parties	—	—	(3,248,706)	(123,507)

	(260,044)	(1,039,268)	3,987,596	(1,683,449)
Effect of change in foreign currency exchange rates	(647,750)	129,529	65,179	218,984

Increase (decrease) in cash and cash equivalents	(3,740,309)	(355,052)	10,951,899	9,059,539
Cash and cash equivalents, beginning of period	10,951,901	1,986,344	2	1,986,344

Cash and cash equivalents, end of period	$7,211,592	$1,631,292	$10,951,901	$11,045,883

Supplemental cash flow information (note 14)
See accompanying notes to consolidated and combined financial statements.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

1.	Operations:

The major activity of the Company is the development, support and marketing of proprietary software. This software is licenced, installed and supported through the Company’s head office in Vancouver BC and by staff in the field primarily in Canada, the United States, Australia and the United Kingdom.

These consolidated and predecessor combined financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation through the next fiscal year and into the foreseeable future and will be able to realize on its assets and discharge its liabilities and commitments in the normal course of business. If the Company is unable to continue as a going concern, assets and liabilities would require restatement to a liquidation basis, which would differ materially from the going concern basis.

As at December 31, 2006, the Company has a stockholder’s deficiency of $437,490, a working capital deficiency of $3,401,899 and was in violation of certain debt covenants (note 7(b)), for which the lender, subsequent to period-end, has communicated that a waiver of the covenant violations has been granted on a one-time basis.

The Company’s future operations are dependent upon the continued market acceptance of its products and services, complying with future debt covenant requirements, and the continued support of creditors and shareholders. There can be, however, no certainty that the Company will be able to comply with its debt covenants in the future. Subsequent to December 31, 2006, the Company’s shareholder entered into a definitive agreement under which Securus Technologies, Inc. will acquire all of the issued and outstanding common shares of the Company (note 16).

2.	Significant accounting policies:
(a)	Basis of presentation:

These consolidated and predecessor combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars. The accounting policies applied in the preparation of the consolidated and predecessor combined financial statements are the same.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

2.	Significant accounting policies (continued):
(a)	Basis of presentation (continued):

The consolidated financial statements as at December 31, 2006 and June 30, 2006 and for the periods then ended are prepared on a consolidated basis to present the financial position and results of operations of Syscon Justice Systems Canada Limited. (BC) (the Company) and all of the following wholly owned subsidiaries (collectively, the Predecessor):
Syscon Justice Systems Canada Ltd. (Syscon Canada), a British Columbia, Canada company, 632436 BC Ltd. (632436), a British Columbia Canada company, 661603 BC Ltd. 661603), a British Columbia Canada company (incorporated in 2003, commenced operations 2006), Syscon Justice Systems Limited (Syscon Jersey), a Jersey company, Syscon Justice Systems International Limited (Syscon UK), a United Kingdom company, Syscon Justice Systems, Inc. (Syscon California), a United States company (incorporated in 2005, commenced operations 2006), Syscon Justice Systems International Pty Limited (Syscon Australia), an Australia company (incorporated in 2006), Modeling Solutions LLC (Modeling), a United States company (incorporated in 2006), Syscon Holdings Ltd. (incorporated 2003, inactive).

All material inter-company balances and transactions have been eliminated.

On June 2, 2006, the Company acquired all of the issued and outstanding shares of the Predecessor companies not owned by the Company’s shareholder. Further information on this acquisition is provided in note 3. This transaction has been accounted for as a business combination with the Company identified as the acquirer and the results of the Predecessor are included in the consolidated financial statements of the Company from June 2, 2006, the effective date of acquisition. Accordingly, the results of operations for the periods June 2, 2006 to June 30, 2006 and July 1, 2006 to December 31, 2006 are the consolidated results of operations for the Company.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

2.	Significant accounting policies (continued):
(a)	Basis of presentation (continued):

As the Company continued the operations of the Predecessor, the results of operations for the periods July 1, 2005 to December 31, 2005 and July 1, 2005 to June 1, 2006 represent the combined results of the Predecessor, which companies had common shareholders and management. The results of operations and cash flows of the Predecessor are presented for information purposes only and are not intended to be indicative of what the Company would have reported had the acquisition been effective at an earlier date. All significant intercompany balances and transactions have been eliminated.

The accompanying interim financial information does not include all disclosures required under United States generally accepted accounting principles for annual financial statements. The accompanying interim financial information is unaudited and reflects all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods.

(b)	Accounting estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates include the estimate of percentage of completion of revenue contracts and the recoverability of receivables, property and equipment, intangible and other assets, and deferred income taxes. Actual results could differ from those estimates.

(c)	Cash and cash equivalents:

Cash equivalents consist of highly liquid investments, such as certificates of deposit and money market funds, with a term to maturity of three months or less when acquired.

(d)	Property and equipment:

Property and equipment are recorded at original cost including costs necessary to place such property and equipment in service, less accumulated depreciation and excludes any assets not in current use. Depreciation is calculated by the declining-balance method or the straight-line method at the annual rates set out as below:

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)

Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

2.	Significant accounting policies (continued):
(d)	Property and equipment (continued):

Asset	Rate
Computer equipment	3 to 5 years
Computer software	1 year
Furniture and fixtures	5 years
Leasehold improvements	Lesser of 5 years or initial lease term
(e)	Fair value of acquired contracts:

Fair value of acquired contracts represents the remaining amounts to be billed under acquired contractual obligations, reduced by the estimated direct and incremental costs to complete the contract and an allowance for the normal profit related to the activities that will be performed after the acquisition.

(f)	Impairment of long-lived assets:

Long-lived assets, such as property and equipment, intellectual property and fair value of acquired contracts, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(g)	Revenue recognition:

The Company’s arrangements with customers include the sale of automated data capture systems, which includes hardware, software license fees, implementation, customization, and modification of new and existing software, and subsequent support and maintenance of those systems.

Revenue from software is recognized under AICPA Statement of Position 97-2 Software Revenue Recognition, as amended. If vendor specific objective evidence (“VSOE”) of fair value cannot be determined for any undelivered element or any undelivered element is essential to the functionality of the delivered element, revenue is deferred until such criteria are met or recognized as the last element is delivered. When VSOE cannot be determined for the delivered elements in an arrangement and VSOE can be determined for the undelivered elements, the residual method is used. Under the residual method, the fair value of the undelivered elements is recorded as unearned and the difference between the total arrangement fee and the amount recorded as unearned for the undelivered elements is recognized as revenue related to the delivered elements.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and
2005 is unaudited)

2.	Significant accounting policies (continued):
(g)	Revenue recognition (continued):

Services related to the implementation, customization, and modification of software are not separable and are essential to the functionality for the customer. Accordingly, the Company accounts for the combined upfront software license fee and customization revenue under contract accounting, recognizing revenue and related costs using the percentage-of-completion method in accordance with AICPA Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The percentage of completion is calculated using hours incurred to date compared to total estimated hours to complete the project. The Company’s estimates are based upon the knowledge and experience of its project managers and other personnel, who review each project to assess the contracts schedule, performance, technical matters and estimated hours to complete. When the total cost estimate exceeds revenue, the estimated project loss is recognized immediately.

Support contracts, which require the ongoing involvement of the Company, are billed in advance and recorded as deferred revenue and amortized over the term of the contract, typically one year.

The Company provides separate professional services on a stand alone basis. These services are charged on a time and materials or fixed price basis. The Company recognizes revenue for these services as the services are performed.

Revenue from the sale of hardware for which objective evidence of fair value exists, is recognized on delivery of the products as the Company has fulfilled its obligations in accordance with the contractual arrangements. The Company does not generally sell hardware as an integrated element of a system implementation.

The Company reports reimbursable “out-of-pocket” expenses incurred as both revenue and cost of service in the consolidated and predecessor combined statements of earnings.

Unbilled revenue represents revenue recognized in advance of when billing is scheduled under the terms of the contract. All such amounts are anticipated to be realized in the following period. Deferred revenue represents amounts received from customers but not yet recognized as revenue. Such amounts are anticipated to be recorded as revenue as services are performed in subsequent periods.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

2.	Significant accounting policies (continued):
(h)	Comprehensive income:

SFAS No. 130, Reporting Comprehensive Income, requires that certain items such as unrealized foreign currency translation adjustments be presented as a separate component of stockholder’s equity. The components of comprehensive income are disclosed in the consolidated and Predecessor combined statement of stockholders’ equity.

(i)	Research and development:

The company expenses all research and development costs as incurred. The Company has no significant software development costs that would be required to be capitalized pursuant to SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed.

The company is entitled to investment tax credits under the Government of Canada Scientific Research & Experimental Development Incentive Program. The amounts claimed under the program represent management’s best estimate based on qualifying research and development costs incurred during the period. Investment tax credits are recorded as a reduction of current income tax expense when they are reasonably assured of realization.

(j)	Translation of foreign currencies:

The Company’s and all of its subsidiaries’ functional currency is the Canadian dollar. The Company’s financial statements are prepared in Canadian dollars before translation to the US dollar reporting currency. Accordingly, foreign currency denominated balances of the Company and its subsidiaries are initially remeasured into Canadian dollars. Under this method, monetary assets and liabilities denominated in a foreign currency are remeasured into Canadian dollars at the rate of exchange in effect at the balance sheet date. Other assets and revenue and expense items are remeasured using the rate of exchange prevailing at their respective transaction dates. Exchange gains and losses resulting from the remeasurement of foreign denominated monetary assets and liabilities into Canadian dollars are recorded in earnings for the period.

The Canadian dollar functional currency balances are then translated into the US dollar reporting currency by translating asset and liability balances into US dollars using the rate of exchange at the balance sheet date and revenues and expenses are translated at the average rate for the period. Unrealized gains and losses from this translation are included in comprehensive income for the period and accumulated as part of accumulated other comprehensive income in stockholder’s equity.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

2.	Significant accounting policies (continued):
(k)	Income taxes:

The Company accounts for incomes taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the period that includes the enactment date. Deferred income tax assets are evaluated, and if their realization is not considered more likely than not, a valuation allowance is provided.

(l)	Intellectual property:

Intellectual property is recorded at cost and amortized on a straight-line basis over 7 years.
3.	Business combinations:
(a)	The Company was incorporated on February 14, 2006 and was otherwise inactive to June, 2006. On incorporation, the Company’s shareholder owned 41.5% of the Predecessor, which interest was subsequently transferred to the Company by the shareholder in exchange for 1,800 common shares. The common shares were recorded on issuance at the carrying value of the shareholder’s cost base in the Predecessor. Effective June 2, 2006, the Company acquired the remaining 58.5% of the issued and outstanding shares of the Predecessor companies from twelve unrelated third parties for consideration of CAD$7,903,492, including acquisition costs of CAD$28,293. The acquisition was funded by a credit facility, and a CAD$3,700,000 face value amount due to related parties, which had a fair value of $2,892,212 at the date of acquisition (note 8).

The Company is using a third party to assist in the valuation of intangible assets acquired, and the valuation is not yet complete. The preliminary purchase price allocation has been based on best estimates from the Company’s management and is subject to refinement. The valuation and purchase price allocation is expected to be completed by June 2, 2007. The acquisition has been accounted for using the purchase method of accounting and the aggregate purchase price has been allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as follows:

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

3.	Business combination (continued):

June 2,
2006
Cash	$11,045,883
Accounts and other receivables	2,536,060
Prepaid expenses and other	485,918
Property and equipment	743,595
Fair value of acquired contracts	5,314,838
Intellectual property	7,352,942

Total assets acquired	27,479,236

Accounts payable and accrued liabilities	(4,478,919)
Deferred revenue	(2,217,552)
Deferred income taxes	(3,615,000)
Promissory note payable	(6,423,921)

Purchase price, including recognized contingent consideration	$10,743,844

Consideration issued:
Cash	$3,809,581
Due to related parties	2,892,212
Contingent consideration	4,042,051

$10,743,844

In addition to the initial consideration, contingent consideration of CAD$4,460,000 is payable if the definitive agreement described in note 16 is successfully consummated. If this agreement is not consummated, then should the Company be sold to another third party and this sale be fully concluded and executed on or before the third anniversary of the date of the acquisition, additional consideration will be payable to the extent that the net sales proceeds less specified deductions are in excess of CAD$20,000,000. The contingent consideration has been recorded to the extent of the amount of negative goodwill.

The following unaudited pro forma information for the year ended June 30, 2006 presents the results of operations of the Company by giving effect to the purchase price allocations set out above, as if the acquisition had been completed as of July 1, 2005. The determination of the fair value of acquired contracts, which included a fulfillment profit margin, but excluded a seller’s profit margin, reduced the pro forma revenue by $4,184,856 (unaudited). The pro forma amounts are not intended to be indicative of the results that would have actually been obtained if the acquisition occurred as of July 1, 2005 or that may be obtained in the future. The pro forma amounts are as follows:

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

3.	Business combination (continued):

(Unaudited)
Revenue	$15,301,825
Cost of service	11,012,152
Bad debt expense	413,106

Total cost of service	11,425,258
Expenses:
Selling, general and administration, and other	4,246,466
Depreciation and amortization	1,726,573
Impairment of software	400,000

6,373,039

Loss before undernoted	(2,496,472)
Interest and bank charges	1,836,934

Loss before income taxes	(4,333,406)
Income taxes	(1,668,361)

Loss for the period	$(2,665,045)

(b)	The Predecessor acquired Clear Wave, Inc. for $1,200,000 in July 2005 for consideration of cash of $934,000 and a $266,000 note payable. The acquisition has been accounted for using the purchase method of accounting and the purchase price was allocated $600,000 to software and $600,000 to goodwill.
4.	Accounts receivable:

Accounts receivable consists of the following:

	December 31,	June 30,
	2006	2006
	(Unaudited)
Trade accounts receivable	$2,538,928	$1,134,965
Other receivables	89,449	175,727

	2,628,377	1,310,692
Allowance for doubtful accounts	(290,806)	(258,829)

	$2,337,571	$1,051,863

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

5.	Due from related parties:

	December 31,	June 30,
	2006	2006
	(Unaudited)
Syscon Group Partnership	$4,057,262	$4,271,767

The amounts due from former owners of the Predecessor are non-interest bearing, unsecured and due on demand.

6.	Property and equipment:

		Accumulated	Net book
December 31, 2006 (unaudited)	Cost	amortization	value
Computer equipment	$492,475	$70,073	$422,402
Computer software	41,947	28,346	13,601
Furniture and fixtures	238,856	21,538	217,318
Leasehold improvements	35,443	14,015	21,428

	$808,721	$133,972	$674,749

		Accumulated	Net book
June 30, 2006	Cost	amortization	value
Computer equipment	$366,133	$9,212	$356,921
Computer software	191,206	10,957	180,249
Furniture and fixtures	164,002	2,410	161,592
Leasehold improvements	22,178	6,152	16,026

	$743,519	$28,731	$714,788

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)

Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

7.	Loans payable:

Loans payable are comprised of:

	December 31,	June 30,
	2006	2006
	(Unaudited)
Clear Wave (note 7(a))	$133,333	$266,666
Banyan Capital Partners II Limited Partnership (note 7(b))	6,864,598	7,167,176

	6,997,931	7,433,842
Current portion	6,997,931	7,433,842

	$—	$—

(a)	The Company has one $133,333 (June 30, 2006 — two payments at $133,333) payment outstanding from the purchase of Clear Wave, Inc. at December 31, 2006. The amounts payable do not bear interest and are unsecured. The final payment was paid in January 2007.

(b)	The CAD$8,000,000 credit facility bears interest at 19% per annum (12% payable quarterly and 7% repayable at the maturity date) and is secured by a general security agreement on present and after-acquired personal property, an intellectual property security agreement on present and after-acquired intellectual property, a securities pledge agreement on all present and future shares in the capital of its subsidiaries, unlimited guarantees granted by each of the material subsidiaries, and a limited resource guarantee and a securities pledge agreement with the personal guarantor. The credit facility is to be repaid in twelve quarterly principal instalments of CAD$500,000 each commencing on June 1, 2007 with the $2,000,000 balance due on May 16, 2010. Under the credit facility, the Company is required to maintain certain financial covenants. At the balance sheet date, the Company is in violation of certain covenants. Accordingly, the entire facility has been classified as a current liability. Subsequent to period-end, the facility provider has waived the covenant violations on a one-time basis.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

8.	Due to related parties:
(a)	The due to related parties is CAD$3,700,000 due to the former shareholders of 632436 B.C. Ltd., 661603 B.C. Ltd. and Syscon Justice Systems Canada Ltd. for the purchase of all their outstanding shares in the above companies. The amounts payable do not bear interest and are unsecured. The balance is due for repayment in three equal annual instalments, commencing on the first anniversary of the business combination as described in note 3.

Because the due to related parties is non-interest bearing, it has been recorded at the net present value of its future cash flows, discounted at a rate of 8%, which is considered to approximate its fair value. The due to related parties’ amount will be accreted to its face value at maturity over the term of the debt through a charge to interest expense.

Principal repayments are as follows:

	December 31,	June 30,
	2006	2006
	(Unaudited)
2007	$1,058,291	$1,104,939
2008	1,058,291	1,104,939
2009	1,058,291	1,104,939

	3,174,873	3,314,817
Amount representing interest at 8%	(322,325)	(448,962)

	2,852,548	2,865,855
Current portion	1,024,893	1,029,674

	$1,827,655	$1,836,181

(b)	Contingent consideration of $3,828,326 (2006 — $3,995,700) (CAD$4,460,000) is payable should the Company be sold to a third party (note 3). This amount has been recorded due to the negative goodwill.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

9.	Promissory note payable:

The Company is indebted to the Syscon Group Partnership, a partnership of the former owners of the Predecessor, in the amount of CAD$7,150,000. This amount bears interest at 1% per annum, compounded semi-annually, is unsecured and has no established terms of repayment. The lender has waived in writing repayment for a period in excess of 12 months, accordingly the loan has been classified as long-term.

10.	Income taxes:

The Company’s income tax expense differs from the amount that would be computed from applying the combined federal and provincial statutory tax rate of 34.12% to the earnings before income taxes because of rate differentials due to foreign operations, items that are not deductible for tax purposes, investment tax credits and because certain benefits for non-capital losses have not been recognized.

The significant temporary differences in the Company relate primarily to taxable differences on its fair value of acquired contracts and intellectual property. Other temporary differences relate to deferred and unbilled revenues, scientific research tax credits, and deductible differences on its tax losses.

At June 30, 2006, the deferred tax liabilities consisted of:

June 30,
2006
Unbilled and deferred revenue	$98,091
Scientific research tax credits	49,239
Intangible assets	3,482,000
Unrealized foreign exchange gains and other	59,092

Deferred tax liabilities	3,688,422
Current portion	98,091

Non-current deferred tax liabilities	$3,590,331

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

11.	Financial instruments:
(a)	Fair values:

The carrying amounts of accounts receivable, value-added and income taxes receivable, investment tax credit receivable, accounts payable and accrued liabilities, employee profit sharing payable and income taxes payable approximate their fair values due to the near term maturity of these financial instruments. Based on the borrowing rates currently available to the Company for loans with similar terms, the carrying value of the Company’s loans payable approximates their fair value. The fair value of the due to and from related parties and the promissory note payable are not reasonably determinable due to the related party nature of the amounts and the absence of a secondary market for such instruments.

(b)	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs ongoing credit evaluations to mitigate this risk. The Company has significant revenue contracts denominated in US dollars and UK pounds. Fluctuations in exchange rates between these currencies and the Canadian dollar could have a material effect on the Company’s business, financial condition and results of operations. The Company has not entered into any derivative contracts to mitigate the impact of foreign currency fluctuations.
12.	Commitments and contingencies:
(a)	Operating leases:

The Company leases premises with minimum future lease payments at June 30, 2006 as follows:

2007	$338,000
2008	339,000
2009	293,000
2010	293,000
Thereafter	220,000

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

12.	Commitments and contingencies (continued):
(b)	On May 15, 2006 the Company incorporated Modeling Solutions LLC (Nevada) to purchase all the outstanding shares of Modeling Solution LLC (Wisconsin). The acquisition of Modeling Solutions LLC (Wisconsin) was not considered to be a business combination. The purchase price was $25,000 plus the revenue, participation and target splits as set out below which will be recorded as additional software in the period in which the revenue or related targets are met. No amounts have been paid to date. The targets are as follows:

Revenue Split: 50% of gross revenues less direct costs of sales and salaries or other remunerations up to a maximum of CAD$700,000 arising from the licensing of the Risk Management System (RMS) or until the fifth anniversary of the closing date.

Ongoing Participation: 10% of gross revenues less direct costs of sales and salaries or other remunerations arising immediately after the Revenue Split and continuing until the fifth anniversary from the licensing of the RMS.

Target Split: upon achieving earned revenue of $2,523,000 from the licensing of RMS, before the third anniversary of the closing date, a sum of $85,000 will be payable to the former shareholders of Modeling Solutions. If the revenue target is not achieved within the timeframe the $85,000 can also be earned under the Revenue Split option.

(c)	Indemnifications:

The Company is party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify a third party with respect to certain matters. Typically, these obligations arise as a result of contracts for sale of products or services to customers which provide for indemnification against losses arising from matters such as potential intellectual property infringements and product liabilities. The impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists as to whether claims will be made and the final outcome of potential claims. To date, the Company has not incurred material costs related to these types of indemnifications.

(d)	The Company is engaged in certain legal actions in the ordinary course of business and believes that the ultimate outcome of these actions will not have a material adverse effect on the Company’s operating results or financial position.

(e)	Under certain license agreements, the Company is committed to make royalty payments based on the revenue from certain products.

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

13.	Economic dependence and concentration of credit risk:

During the 12 months ended June 30, 2006, the Company and the Predecessor generated approximately 62% of its revenues from a single major customer for services provided as a subcontractor on the customer’s project. The loss of a material amount of sales to this customer could have a material adverse effect on operations. As at June 30, 2006, approximately $2,032,000 of the Company’s accounts receivable were owing from the customer.

14.	Supplementary information:

			Consolidated	Combined
	Six months ended		period from	period from
	December 31,		June 2, 2006	July 1, 2005
	Consolidated	Combined	to June 30,	to June 1,
	2006	2005	2006	2006
	(Unaudited)	(Unaudited)		(Predecessor)
		(Predecessor)
Cash paid for:
Income taxes	$1,641,222	$—	$—	$518,428
Investment tax credit refunds accrued	(88,469)	—	(66,792)	—
Interest	731,168	38,793	121,949	51,355
Non-cash investing activities:
Acquisition funded by non-cash sources	—	266,000	6,934,263	266,000

			Consolidated	Combined
	Six months ended		period from	period from
	December 31,		June 2, 2006	July 1, 2005
	Consolidated	Combined	to June 30,	to June 1,
	2006	2005	2006	2006
	(Unaudited)	(Unaudited)		(Predecessor)
		(Predecessor)
Change in non-cash working capital items:
Accounts receivable	$(1,285,708)	$(1,724,267)	$461,137	(420,887)
Unbilled revenue	83,699	(390,325)	(479,888)	415,604
Value-added and income taxes receivable	(756,267)	(87,100)	(245,571)	432,652
Prepaids and other	8,220	(97,512)	(103,433)	(570,054)
Accounts payable and accrued liabilities	(315,556)	129,931	(165,712)	1,378,769
Employee profit sharing	(1,181,086)	(793,210)	(233,914)	656,790
Deferred revenue	(708,187)	1,514,525	(87,883)	5,868,327
Income taxes payable	(1,074,080)	902,986	(5,920)	442,716

	$(5,228,965)	$(544,972)	$(861,184)	$8,203,917

SYSCON JUSTICE SYSTEMS CANADA LIMITED (BC)
Notes to Consolidated and Predecessor Combined Financial Statements
(Expressed in United States dollars)
Year ended June 30, 2006
(Information as at December 31, 2006 and for the six months ended December 31, 2006 and 2005 is unaudited)

15.	Intellectual property:

	December 31,	June 30,
	2006	2006
	(Unaudited)
Cost	$7,044,938	$7,352,942
Accumulated amortization	615,000	90,000

	$6,429,938	$7,262,942

16.	Subsequent event:

Subsequent to December 31, 2006, the Company’s shareholder entered into a definitive agreement under which Securus Technologies, Inc. will acquire all of the outstanding common shares of the Company.